Exhibit 99.1
For Immediate Release
Media Relations Contacts:
Ms. Mary De La Garza,
mary.delagarza@idearc.com,
972-453-7016
or
Ms. Jannie Luong,
jannie.luong@idearc.com,
972-453-3916
Investor Relations Contact:
Mr. Samuel D. (Dee) Jones,
dee.jones@idearc.com,
972-453-7364
IDEARC ANNOUNCES 2007 RESULTS
DALLAS – February 7, 2008 – Idearc Inc. (NYSE: IAR) today announced financial results for the fourth quarter and year ended December 31, 2007.
2007 Company Highlights:
•	Achieved Internet revenue growth of approximately 24 percent.

•	Maintained strong OIBITDA margins.

•	Increased net income and earnings per share on an adjusted pro forma basis.
Kathy Harless, the Company’s president and CEO, said, “Our 2007 performance was in line with our expectations. As we begin the new year, we remain steadfast in the long-term view of the business and in our ability to maximize stockholder value through our multi-product strategy.
I look forward to today’s conference call and updating you on our progress and on our view for 2008.”
Dividend Announcement
On February 6, 2008, the Idearc board of directors declared a quarterly dividend of 34.25 cents per outstanding share. The dividend will be paid on or about March 13, 2008, to stockholders of record at the close of business on February 21, 2008. Strong and stable cash flows underlie the Company’s ability to maintain its dividend to stockholders.

Financial Summary
On an adjusted pro forma basis, Idearc had multi-product revenues of $3,189 million for 2007, a decrease of 0.8 percent compared to 2006. On a GAAP basis, the Company reported multi-product revenues of the same $3,189 million for 2007, a decrease of one percent compared to 2006. The Company reported Internet revenue of $285 million for 2007, an approximate 24 percent increase compared to 2006.
Idearc reported multi-product revenues of $787 million for the fourth quarter 2007, a decrease of 1.7 percent compared to the same period in 2006. The Company reported Internet revenue of $75 million in the fourth quarter 2007, a 19 percent increase over the same period in 2006.
Idearc reported operating income, net income and earnings per share on an adjusted pro forma basis as well as on a GAAP basis. The adjusted pro forma basis measures are described below and are reconciled to the corresponding GAAP measures in the accompanying financial schedules.
The Company adopted a change in accounting methodology associated with sales commissions in the second quarter of 2007. Prior to that time, sales commissions were recognized as incurred. Idearc is presently deferring sales commissions and recognizing these costs over the life of the product. This methodology is consistent with those of other directory publishers and is aligned with the Company’s revenue recognition policy. Prior period financial information has been restated to reflect this change.
On an adjusted pro forma basis, 2007 OIBITDA was $1,518 million, a decrease of 2.8 percent compared to the prior year. Adjusted pro forma OIBITDA margins were 47.6 percent for 2007 as compared to 48.6 percent for 2006.
Excluding the effect of the accounting change, 2007 OIBITDA, on an adjusted pro forma basis, would have been the same $1,518 million, or a 1.2 percent decrease over 2006. Excluding the effect of the accounting change, 2007 adjusted pro forma OIBITDA margins reflected slight margin contraction at 47.6 percent compared to 47.8 percent in 2006.
After reflecting the impact of transition costs as described in the accompanying financial schedules, the Company reported 2007 OIBITDA of $1,431 million, a decrease of 0.3 percent compared to 2006.
Fourth-quarter 2007 OIBITDA, on an adjusted pro forma basis, was $350 million, a 6.9 percent decrease compared to the same period in 2006. Adjusted pro forma OIBITDA margins were 44.5 percent in the fourth quarter 2007, compared to 46.9 percent in the same period in 2006.
After reflecting the impact of transition costs as described in the accompanying financial schedules, the Company reported OIBITDA of $333 million for the fourth quarter 2007, a 11.7 percent increase compared to the same period in 2006.
On an adjusted pro forma basis, 2007 net income was $484 million, or $3.32 per diluted share, an increase of $4 million or 3 cents per diluted share over 2006. The Company reported net income of $429 million, or $2.94 per diluted share for 2007.

Fourth-quarter 2007 net income, on an adjusted pro forma basis, was $110 million, or 75 cents per diluted share, an increase of $5 million or 3 cents per diluted share over the same period in 2006. The Company reported net income of $100 million, or 68 cents per diluted share, for the fourth quarter 2007.
Free cash flow for 2007 was $323 million based on cash from operating activities of $369 million less capital expenditures of $46 million.
For 2007, multi-product advertising sales declined 2.2 percent compared to 2006. For the fourth quarter 2007, multi-product advertising sales declined 4.9 percent compared to the same period in 2006.
2008 Business View
“While we are certainly facing some economic headwinds in the current marketplace, we firmly believe the right strategy and assets are in place to maximize the long-term value of our business,” said Ms. Harless. “Throughout 2007, we implemented a host of multi-product initiatives that are transforming our business, and we expect to see benefits from those initiatives in the future.”
“Expectations for 2008 fully support our balanced capital allocation program, which includes servicing debt, maintaining our strong dividend program and continuing to invest in growth opportunities for the business.”
From a financial perspective, Idearc expects slightly lower amortized multi-product revenues, primarily due to economic softness in the second half of 2007 continuing into the first half of 2008. The Company also expects some operating margin contraction, due to the continued transformation of the business and associated changes in the revenue mix.
“We are aggressively moving toward a more multi-product focus and a less print-centric future. Our transformation will not be instantaneous. It is a strategic, well-managed process that balances all aspects of our business — sales, marketing, operations and employees,” Ms. Harless concluded.
Webcast Information
Idearc welcomes investors, media and other interested parties to join Kathy Harless, Idearc president and CEO, and Samuel D. (Dee) Jones, acting chief financial officer, in a discussion via a webcast and teleconference beginning today at 10:00 a.m. (Eastern). Individuals within the United States can access the earnings call by dialing 888-603-6873. International participants should dial 973-582-2706. The pass code for the call is: 28722854. In order to ensure a prompt start time, please dial in to the call by 9:50 a.m. (Eastern). A replay of the teleconference will be available at 800-642-1687. International callers can access the replay by calling 706-645-9291. The replay pass code is 28722854. The replay will be available through Feb. 21. In addition, a live webcast will be available on Idearc’s Web site at www.idearc.com, under the Investor Relations tab.
Note: This press release includes non-GAAP financial measures. See the financial schedules accompanying this press release and http://ir.idearc.com/ for reconciliations of these non-GAAP financial measures to generally accepted accounting principles (GAAP).

Certain statements included in this press release and the hyperlinked materials constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Idearc’s current views with respect to its financial performance and future events with respect to its business and industry in general. Statements that include the words “believe,” “forecast,” “expect” and similar expressions identify forward-looking statements. Idearc cautions you not to place undue reliance on these forward-looking statements. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: (i) risks related to our substantial indebtedness; (ii) changes in our competitive position due to competition from other yellow pages publishers and search engines and/or our ability to anticipate or respond to changes in technology and user preferences; (iii) access to capital markets and changes in credit ratings; (iv) changes in the availability and cost of printing raw materials and third-party printers and distributors; (v) increased credit risk associated with our reliance on small- and medium-sized businesses; (vi) changes in operating performance; (vii) increased demands on our management team as a result of operating as an independent company; (viii) changes in U.S. labor, business, political and/or economic conditions; (ix) changes in governmental regulations and policies and actions of regulatory bodies; (x) risks inherent in our spin-off from Verizon Communications Inc., including increased costs and reduced profitability associated with operating as an independent company; and (xi) risks associated with our dependence on key agreements entered into with Verizon in connection with our spin-off. For a discussion of these and other risks and uncertainties, see Idearc Inc.’s periodic filings with the Securities and Exchange Commission, which you may view at www.sec.gov, and in particular, Idearc Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006.

IDEARC INC.
Consolidated Statements of Income
Reported (GAAP)
Year Ended December 31, 2007 Compared to Year Ended December 31, 2006

	(dollars in millions, except per share amounts)

	Year Ended	Year Ended
Unaudited	12/31/07	12/31/06	% Change
Operating Revenue
Print products	$2,900	$2,978	(2.6)
Internet	285	230	23.9
Other	4	13	(69.2)

Total Operating Revenue	3,189	3,221	(1.0)

Operating Expense
Selling	733	708	3.5
Cost of sales (exclusive of depreciation and amortization)	617	629	(1.9)
General and administrative	408	448	(8.9)
Depreciation and amortization	88	89	(1.1)

Total Operating Expense	1,846	1,874	(1.5)

Operating Income	1,343	1,347	(0.3)
Interest expense, net	676	60	nm

Income Before Provision for Income Taxes	667	1,287	(48.2)
Provision for income taxes	238	500	(52.4)

Net Income	$429	$787	(45.5)

Basic and Diluted Earnings per Common Share(1)	$2.94	$5.40	(45.6)
Basic and diluted weighted-average common shares outstanding (in millions)	146	146
Dividends Declared per Common Share	$1.37	$—

Note:

(1)	The number of shares issued in the spin-off on November 17, 2006 was approximately 146 million. For basic and diluted earnings per share calculations for 2006, it was assumed that approximately 146 million shares were outstanding for the entire period. Restricted stock awards granted in 2007 had no material impact on the calculation of diluted earnings per common share.

IDEARC INC.
Consolidated Statements of Income
Reported (GAAP)
Three Months Ended December 31, 2007 Compared to Three Months Ended December 31, 2006

(dollars in millions, except per share amounts)

	3 Mos. Ended	3 Mos. Ended
Unaudited	12/31/07	12/31/06	% Change
Operating Revenue
Print products	$711	$737	(3.5)
Internet	75	63	19.0
Other	1	1	—

Total Operating Revenue	787	801	(1.7)

Operating Expense
Selling	187	186	0.5
Cost of sales (exclusive of depreciation and amortization)	153	155	(1.3)
General and administrative	114	162	(29.6)
Depreciation and amortization	22	22	—

Total Operating Expense	476	525	(9.3)

Operating Income	311	276	12.7
Interest expense, net	171	81	nm

Income Before Provision for Income Taxes	140	195	(28.2)
Provision for income taxes	40	88	(54.5)

Net Income	$100	$107	(6.5)

Basic and Diluted Earnings per Common Share(1)	$.68	$.73	(6.8)
Basic and diluted weighted-average common shares outstanding (in millions)	146	146

Dividends Declared per Common Share	$.3425	$—

Note:

(1)	The number of shares issued in the spin-off on November 17, 2006 was approximately 146 million. For basic and diluted earnings per share calculations for 2006, it was assumed that approximately 146 million shares were outstanding for the entire period. Restricted stock awards granted in 2007 had no material impact on the calculation of diluted earnings per common share.

IDEARC INC.
Consolidated Statements of Income
Adjusted Pro Forma (Non-GAAP)(1)
Year Ended December 31, 2007 Compared to Year Ended December 31, 2006

(dollars in millions, except per share amounts)

	Year Ended	Year Ended
Unaudited	12/31/07	12/31/06	% Change
Operating Revenue
Print products	$2,900	$2,978	(2.6)
Internet	285	230	23.9
Other	4	6	(33.3)

Total Operating Revenue	3,189	3,214	(0.8)

Operating Expense
Selling	733	682	7.5
Cost of sales (exclusive of depreciation and amortization)	617	593	4.0
General and administrative	321	378	(15.1)
Depreciation and amortization	88	89	(1.1)

Total Operating Expense	1,759	1,742	1.0

Operating Income	1,430	1,472	(2.9)
Interest expense, net	676	702	(3.7)

Income Before Provision for Income Taxes	754	770	(2.1)
Provision for income taxes	270	290	(6.9)

Net Income	$484	$480	0.8

Basic and Diluted Earnings per Common Share(2)	$3.32	$3.29	0.9
Basic and diluted weighted-average common shares outstanding (in millions)	146	146

Notes:

(1)	These consolidated statements of income provide a comparison of the year ended December 31, 2007 adjusted pro forma results to the year ended December 31, 2006 adjusted pro forma results. The following schedules provide reconciliations from our reported GAAP results to adjusted pro forma non-GAAP results for the periods shown above.

(2)	The number of shares issued in the spin-off on November 17, 2006 was approximately 146 million. For basic and diluted earnings per share calculations for 2006, it was assumed that approximately 146 million shares were outstanding for the entire period. Restricted stock awards granted in 2007 had no material impact on the calculation of diluted earnings per common share.

IDEARC INC.
Consolidated Statements of Income
Adjusted Pro Forma (Non-GAAP)(1)
Three Months Ended December 31, 2007 Compared to Three Months Ended December 31, 2006

(dollars in millions, except per share amounts)

	3 Mos. Ended	3 Mos. Ended
Unaudited	12/31/07	12/31/06	% Change
Operating Revenue
Print products	$711	$737	(3.5)
Internet	75	63	19.0
Other	1	1	—

Total Operating Revenue	787	801	(1.7)

Operating Expense
Selling	187	181	3.3
Cost of sales (exclusive of depreciation and amortization)	153	151	1.3
General and administrative	97	93	4.3
Depreciation and amortization	22	22	—

Total Operating Expense	459	447	2.7

Operating Income	328	354	(7.3)
Interest expense, net	171	176	(2.8)

Income Before Provision for Income Taxes	157	178	(11.8)
Provision for income taxes	47	73	(35.6)

Net Income	$110	$105	4.8

Basic and Diluted Earnings per Common Share(2)	$.75	$.72	4.2
Basic and diluted weighted-average common shares outstanding (in millions)	146	146

Notes:

(1)	These consolidated statements of income provide a comparison of the three months ended December 31, 2007 adjusted pro forma results to the three months ended December 31, 2006 adjusted pro forma results. The following schedules provide reconciliations from our reported GAAP results to adjusted pro forma non-GAAP results for the periods shown above.

(2)	The number of shares issued in the spin-off on November 17, 2006 was approximately 146 million. For basic and diluted earnings per share calculations for 2006, it was assumed that approximately 146 million shares were outstanding for the entire period. Restricted stock awards granted in 2007 had no material impact on the calculation of diluted earnings per common share.

IDEARC INC.
Consolidated Statements of Income
Reported (GAAP)
Three Months Ended December 31, 2007 Compared to Three Months Ended September 30, 2007

(dollars in millions, except per share amounts)

	3 Mos. Ended	3 Mos. Ended
Unaudited	12/31/07	9/30/07	% Change
Operating Revenue
Print products	$711	$721	(1.4)
Internet	75	69	8.7
Other	1	1	—

Total Operating Revenue	787	791	(0.5)

Operating Expense
Selling	187	164	14.0
Cost of sales (exclusive of depreciation and amortization)	153	143	7.0
General and administrative	114	104	9.6
Depreciation and amortization	22	22	—

Total Operating Expense	476	433	9.9

Operating Income	311	358	(13.1)
Interest expense, net	171	168	1.8

Income Before Provision for Income Taxes	140	190	(26.3)
Provision for income taxes	40	73	(45.2)

Net Income	$100	$117	(14.5)

Basic and Diluted Earnings per Common Share(1)	$.68	$.80	(15.0)
Basic and diluted weighted-average common shares outstanding (in millions)	146	146

Note:

(1)	Restricted stock awards granted in 2007 had no material impact on the calculation of diluted earnings per common share.

IDEARC INC.
Consolidated Statements of Income
Adjusted Pro Forma (Non-GAAP)(1)
Three Months Ended December 31, 2007 Compared to Three Months Ended September 30, 2007

	(dollars in millions, except per share amounts)

	3 Mos. Ended	3 Mos. Ended
Unaudited	12/31/07	9/30/07	% Change
Operating Revenue
Print products	$711	$721	(1.4)
Internet	75	69	8.7
Other	1	1	—

Total Operating Revenue	787	791	(0.5)

Operating Expense
Selling	187	164	14.0
Cost of sales (exclusive of depreciation and amortization)	153	143	7.0
General and administrative	97	86	12.8
Depreciation and amortization	22	22	—

Total Operating Expense	459	415	10.6
Operating Income	328	376	(12.8)
Interest expense, net	171	168	1.8

Income Before Provision for Income Taxes	157	208	(24.5)
Provision for income taxes	47	80	(41.3)

Net Income	$110	$128	(14.1)

Basic and Diluted Earnings per Common Share(2)	$.75	$.88	(14.8)
Basic and diluted weighted-average common shares outstanding (in millions)	146	146

Note:

(1)	These consolidated statements of income provide a comparison of the three months ended December 31, 2007 adjusted pro forma results to the three months ended September 30, 2007 adjusted pro forma results. The following schedules provide reconciliations from our reported GAAP results to adjusted pro forma non-GAAP results for the periods shown above.

(2)	Restricted stock awards granted in 2007 had no material impact on the calculation of diluted earnings per common share.

IDEARC INC.
Consolidated Statements of Income
Reconciliation from Reported (GAAP) to Adjusted Pro Forma (Non-GAAP)
Year Ended December 31, 2007

		(dollars in millions, except per share amounts)

		Transition Costs
	Year Ended			Year Ended
	12/31/07			12/31/07
				Adjusted
	Reported	Stock-Based	Separation	Pro Forma
Unaudited	(GAAP)	Compensation(2)	Costs(3)	(Non-GAAP)
Operating Revenue
Print products	$2,900	$—	$—	$2,900
Internet	285	—	—	285
Other	4	—	—	4

Total Operating Revenue	3,189	—	—	3,189

Operating Expense
Selling	733	—	—	733
Cost of sales (exclusive of depreciation and amortization)	617	—	—	617
General and administrative	408	(19)	(68)	321
Depreciation and amortization	88	—	—	88

Total Operating Expense	1,846	(19)	(68)	1,759

Operating Income	1,343	19	68	1,430
Interest expense, net	676	—	—	676

Income Before Provision for Income Taxes	667	19	68	754
Provision for income taxes	238	7	25	270

Net Income	$429	$12	$43	$484

Basic and Diluted Earnings per Common Share	$2.94	$.08	$.29	$3.32

Operating income	$1,343	$19	$68	$1,430
Depreciation and amortization	88	—	—	88

OIBITDA (non-GAAP)(1)	$1,431	$19	$68	$1,518

OIBITDA margin (non-GAAP)(1)	44.9%			47.6%

Notes:

(1)	OIBITDA is a non-GAAP measure that represents operating income before interest, taxes, depreciation, and amortization. OIBITDA margin is a non-GAAP measure calculated by dividing OIBITDA by total operating revenue.

(2)	The stock-based compensation reflects a one-time incentive compensation award granted to most of the Company’s employees in January 2007.

(3)	Separation costs are costs associated with becoming a stand-alone entity as a result of the spin-off from Verizon.

IDEARC INC.
Consolidated Statements of Income
Reconciliation from Reported (GAAP) to Adjusted Pro Forma (Non-GAAP)
Three Months Ended December 31, 2007

		(dollars in millions, except per share amounts)

		Transition Costs
	3 Mos. Ended			3 Mos. Ended
	12/31/07			12/31/07
				Adjusted
	Reported	Stock-Based	Separation	Pro Forma
Unaudited	(GAAP)	Compensation(2)	Costs(3)	(Non-GAAP)
Operating Revenue
Print products	$711	$—	$—	$711
Internet	75	—	—	75
Other	1	—	—	1

Total Operating Revenue	787	—	—	787

Operating Expense
Selling	187	—	—	187
Cost of sales (exclusive of depreciation and amortization)	153	—	—	153
General and administrative	114	2	(19)	97
Depreciation and amortization	22	—	—	22

Total Operating Expense	476	2	(19)	459

Operating Income	311	(2)	19	328
Interest expense, net	171	—	—	171

Income Before Provision for Income Taxes	140	(2)	19	157
Provision for income taxes	40	(1)	8	47

Net Income	$100	$(1)	$11	$110

Basic and Diluted Earnings per Common Share(1)	$.68	$(.01)	$.08	$.75

Operating income	$311	$(2)	$19	$328
Depreciation and amortization	22	—	—	22

OIBITDA (non-GAAP)(1)	$333	$(2)	$19	$350

OIBITDA margin (non-GAAP)(1)	42.3%			44.5%

Notes:

(1)	OIBITDA is a non-GAAP measure that represents operating income before interest, taxes, depreciation, and amortization. OIBITDA margin is a non-GAAP measure calculated by dividing OIBITDA by total operating revenue.

(2)	The stock-based compensation reflects a one-time incentive compensation award granted to most of the Company’s employees in January 2007.

(3)	Separation costs are costs associated with becoming a stand-alone entity as a result of the spin-off from Verizon.

IDEARC INC.
Consolidated Statements of Income
Reconciliation from Reported (GAAP) to Adjusted Pro Forma (Non-GAAP)
Three Months Ended September 30, 2007

		(dollars in millions, except per share amounts)

		Transition Costs
	3 Mos. Ended			3 Mos. Ended
	9/30/07			9/30/07
				Adjusted
	Reported	Stock-Based	Separation	Pro Forma
Unaudited	(GAAP)	Compensation(2)	Costs(3)	(Non-GAAP)
Operating Revenue
Print products	$721	$—	$—	$721
Internet	69	—	—	69
Other	1	—	—	1

Total Operating Revenue	791	—	—	791

Operating Expense
Selling	164	—	—	164
Cost of sales (exclusive of depreciation and amortization)	143	—	—	143
General and administrative	104	(4)	(14)	86
Depreciation and amortization	22	—	—	22

Total Operating Expense	433	(4)	(14)	415

Operating Income	358	4	14	376
Interest expense, net	168	—	—	168

Income Before Provision for Income Taxes	190	4	14	208
Provision for income taxes	73	2	5	80

Net Income	$117	$2	$9	$128

Basic and Diluted Earnings per Common Share	$.80	$.01	$.06	$.88

Operating income	$358	$4	$14	$376
Depreciation and amortization	22	—	—	22

OIBITDA (non-GAAP)(1)	$380	$4	$14	$398

OIBITDA margin (non-GAAP)(1)	48.0%			50.3%

Notes:

(1)	OIBITDA is a non-GAAP measure that represents operating income before interest, taxes, depreciation, and amortization. OIBITDA margin is a non-GAAP measure calculated by dividing OIBITDA by total operating revenue.

(2)	The stock-based compensation reflects a one-time incentive compensation award granted to most of the Company’s employees in January 2007.

(3)	Separation costs are costs associated with becoming a stand-alone entity as a result of the spin-off from Verizon.

IDEARC INC.
Consolidated Statements of Income
Reconciliation from Reported (GAAP) to Adjusted Pro Forma (Non-GAAP)
Year Ended December 31, 2006
(dollars in millions, except per share amounts)

		Transition Costs			Pro Forma Items
	Year Ended			Year Ended				Year Ended
	12/31/06			12/31/06				12/31/06
		Stock-Based			Pension			Adjusted
	Reported	Compensation	Separation	Adjusted	OPEB	Printing		Pro Forma
Unaudited	(GAAP)	Charge(3)	Costs(4)	(Non-GAAP)	Reduction(5)	Contract(6)	Debt(7)	(Non-GAAP)
Operating Revenue
Print products	$2,978	$—	$—	$2,978	$—	$—	$—	$2,978
Internet	230	—	—	230	—	—	—	230
Other	13	—	—	13	—	(7)	—	6

Total Operating Revenue	3,221	—	—	3,221	—	(7)	—	3,214

Operating Expense
Selling	708	—	—	708	(26)	—	—	682
Cost of sales (exclusive of depreciation and amortization)	629	—	—	629	(8)	(28)	—	593
General and administrative	448	(39)	(30)	379	(1)	—	—	378
Depreciation and amortization	89	—	—	89	—	—	—	89

Total Operating Expense	1,874	(39)	(30)	1,805	(35)	(28)	—	1,742

Operating Income	1,347	39	30	1,416	35	21	—	1,472
Interest expense, net	60	—	—	60	—	—	642	702

Income Before Provision for Income Taxes	1,287	39	30	1,356	35	21	(642)	770
Provision for income taxes	500	15	4	519	13	8	(250)	290

Net Income	$787	$24	$26	$837	$22	$13	$(392)	$480

Basic and Diluted Earnings per Common Share(1)	$5.40	$.17	$.18	$5.74	$.15	$.09	$(2.69)	$3.29

Operating income	$1,347	$39	$30	$1,416	$35	$21	$—	$1,472
Depreciation and amortization	89	—	—	89	—	—	—	89

OIBITDA (non-GAAP)(2)	$1,436	$39	$30	$1,505	$35	$21	$—	$1,561

OIBITDA margin (non-GAAP)(2)	44.6%			46.7%				48.6%

Notes:

(1)	The number of shares issued in the spin-off on November 17, 2006 was approximately 146 million. For basic and diluted earnings per share calculations, it was assumed that approximately 146 million shares were outstanding for the entire period. No additional shares were issued through December 31, 2006.

(2)	OIBITDA is a non-GAAP measure that represents operating income before interest, taxes, depreciation, and amortization. OIBITDA margin is a non-GAAP measure calculated by dividing OIBITDA by total operating revenue.

(3)	The stock-based compensation charge reflects a one-time adjustment to record stock compensation expense of $39 million associated with Verizon stock-based compensation and other stock-based awards that vested at the time of spin.

(4)	Separation costs are costs associated with becoming a stand-alone entity as a result of the spin-off from Verizon.

(5)	On-going pension costs are expected to be reduced, primarily as a result of the Internal Revenue Code 414(l) pension asset transfer from the Verizon pension plan as the result of the Idearc spin-off from Verizon. This reduction is partially offset by anticipated higher other post employment benefit costs. This pro forma adjustment reflects the expected on-going pension and other post employment benefit cost levels for this historical period.

(6)	Reflects the impact of entering into a new printing contract which resulted in exiting the commercial printing business ($7 million in revenue and $4 million in costs) and a reduction in printing cost rates.

(7)	In connection with the spin-off on November 17, 2006, Idearc issued $9.1 billion of debt and will incur interest expense that it did not incur in the past. This pro forma adjustment is to reflect the ongoing interest expense levels during this historical period.

IDEARC INC.
Consolidated Statements of Income
Reconciliation from Reported (GAAP) to Adjusted Pro Forma (Non-GAAP)
Three Months Ended December 31, 2006
(dollars in millions, except per share amounts)

		Transition Costs			Pro Forma Items
	3 Mos. Ended			3 Mos. Ended				3 Mos. Ended
	12/31/06			12/31/06				12/31/06
		Stock-Based			Pension			Adjusted
	Reported	Compensation	Separation	Adjusted	OPEB	Printing		Pro Forma
Unaudited	(GAAP)	Charge(3)	Costs(4)	(Non-GAAP)	Reduction(5)	Contract(6)	Debt(7)	(Non-GAAP)
Operating Revenue
Print products	$737	$—	$—	$737	$—	$—	$—	$737
Internet	63	—	—	63	—	—	—	63
Other	1	—	—	1	—	—	—	1

Total Operating Revenue	801	—	—	801	—	—	—	801

Operating Expense
Selling	186	—	—	186	(5)	—	—	181
Cost of sales (exclusive of depreciation and amortization)	155	—	—	155	(1)	(3)	—	151
General and administrative	162	(39)	(28)	95	(2)	—	—	93
Depreciation and amortization	22	—	—	22	—	—	—	22

Total Operating Expense	525	(39)	(28)	458	(8)	(3)	—	447

Operating Income	276	39	28	343	8	3	—	354
Interest expense, net	81	—	—	81	—	—	95	176

Income Before Provision for Income Taxes	195	39	28	262	8	3	(95)	178
Provision for income taxes	88	15	3	106	3	1	(37)	73

Net Income	$107	$24	$25	$156	$5	$2	$(58)	$105

Basic and Diluted Earnings per Common Share(1)	$.73	$.17	$.17	$1.07	$.03	$.01	$(.40)	$.72

Operating income	$276	$39	$28	$343	$8	$3	$—	$354
Depreciation and amortization	22	—	—	22	—	—	—	22

OIBITDA (non-GAAP)(2)	$298	$39	$28	$365	$8	$3	$—	$376

OIBITDA margin (non-GAAP)(2)	37.2%			45.6%				46.9%

Notes:

(1)	The number of shares issued in the spin-off on November 17, 2006 was approximately 146 million. For basic and diluted earnings per share calculations, it was assumed that approximately 146 million shares were outstanding for the entire period. No additional shares were issued through December 31, 2006.

(2)	OIBITDA is a non-GAAP measure that represents operating income before interest, taxes, depreciation, and amortization. OIBITDA margin is a non-GAAP measure calculated by dividing OIBITDA by total operating revenue.

(3)	The stock-based compensation charge reflects a one-time adjustment to record stock compensation expense of $39 million associated with Verizon stock-based compensation and other stock-based awards that vested at the time of spin.

(4)	Separation costs are costs associated with becoming a stand-alone entity as a result of the spin-off from Verizon.

(5)	On-going pension costs are expected to be reduced, primarily as a result of the Internal Revenue Code 414(l) pension asset transfer from the Verizon pension plan as the result of the Idearc spin-off from Verizon. This reduction is partially offset by anticipated higher other post employment benefit costs. This pro forma adjustment reflects the expected on-going pension and other post employment benefit cost levels for this historical period.

(6)	Reflects the impact of entry into a new printing contract which resulted in a reduction in printing cost rates.

(7)	In connection with the spin-off on November 17, 2006, Idearc issued $9.1 billion of debt and will incur interest expense that it did not incur in the past. This pro forma adjustment is to reflect the ongoing interest expense levels during this historical period.

IDEARC INC.
Reconciliation of OIBITDA (non-GAAP) to OIBITDA Before Accounting Change (non-GAAP)
Three Months and Year Ended December 31, 2007 compared to Three Months and Year Ended December 31, 2006
(dollars in millions)

	Reported			Adjusted Pro Forma(1)
	3 Mos. Ended	3 Mos. Ended		3 Mos. Ended	3 Mos. Ended
Unaudited	12/31/07	12/31/06	% Change	12/31/07	12/31/06	% Change
Operating Income	$311	$276	12.7%	$328	$354	(7.3)%
Depreciation and Amortization	22	22	—	22	22	—

OIBITDA (non-GAAP)	333	298	11.7%	350	376	(6.9)%

less: Accounting Change Impact	6	13	(53.8)%	6	13	(53.8)%

OIBITDA before accounting change (non-GAAP)	$327	$285	14.7%	$344	$363	(5.2)%

	Year Ended	Year Ended		Year Ended	Year Ended
Unaudited	12/31/07	12/31/06	% Change	12/31/07	12/31/06	% Change
Operating Income	$1,343	$1,347	(0.3)%	$1,430	$1,472	(2.9)%
Depreciation and Amortization	88	89	(1.1)%	88	89	(1.1)%

OIBITDA (non-GAAP)	1,431	1,436	(0.3)%	1,518	1,561	(2.8)%

less: Accounting Change Impact	—	24	(100.0)%	—	24	(100.0)%

OIBITDA before accounting change (non-GAAP)	$1,431	$1,412	1.3%	$1,518	$1,537	(1.2)%

Note:

(1)	Previous schedules provide reconciliations of reported (GAAP) results to adjusted pro forma (non-GAAP) results for the periods shown above.

IDEARC INC.
Consolidated Balance Sheets
Reported (GAAP)
As of December 31, 2007 and December 31, 2006
(dollars in millions)

Unaudited	12/31/2007	12/31/2006	$ Change
Assets
Current assets:
Cash and cash equivalents	$48	$172	$(124)
Accounts receivable, net of allowances of $77 and $76	423	325	98
Deferred directory costs	312	294	18
Prepaid expenses and other	10	13	(3)

Total current assets	793	804	(11)

Property, plant and equipment	471	474	(3)
Less: accumulated depreciation	356	331	25

	115	143	(28)

Goodwill	73	73	—
Other intangible assets, net	303	103	200
Pension assets	171	174	(3)
Non-current deferred tax assets	124	21	103
Debt issuance costs	86	97	(11)
Other noncurrent assets	2	—	2

Total Assets	$1,667	$1,415	$252

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued liabilities	$272	$412	$(140)
Deferred revenue	209	190	19
Current maturities of long-term debt	48	48	—
Current deferred taxes	28	5	23
Other	31	42	(11)

Total current liabilities	588	697	(109)

Long-term debt	9,020	9,067	(47)
Employee benefit obligations	327	401	(74)
Unrecognized tax benefits	109	—	109
Other liabilities	223	4	219
Stockholders’ equity (deficit):
Common stock ($.01 par value; 225 million shares authorized, 146,795,971 and 145,851,862 shares issued and outstanding in 2007 and 2006, respectively)	1	1	—
Additional paid-in capital (deficit)	(8,776)	(8,786)	10
Retained earnings	361	99	262
Accumulated other comprehensive loss	(186)	(68)	(118)

Total stockholders’ equity (deficit)	(8,600)	(8,754)	154

Total Liabilities and Stockholders’ Equity (Deficit)	$1,667	$1,415	$252

IDEARC INC.
Consolidated Statements of Cash Flows
Reported (GAAP)
Year Ended December 31, 2007 Compared to Year Ended December 31, 2006
(dollars in millions)

	Year Ended	Year Ended
Unaudited	12/31/07	12/31/06	$ Change
Cash Flows from Operating Activities
Net income	$429	$787	$(358)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	88	89	(1)
Employee retirement benefits	(5)	50	(55)
Deferred income taxes	(21)	(46)	25
Provision for uncollectible accounts	159	140	19
Stock-based compensation expense	27	56	(29)
Changes in current assets and liabilities
Accounts receivable	(253)	(96)	(157)
Deferred directory costs	(18)	(3)	(15)
Other current assets	(2)	(6)	4
Accounts payable and accrued liabilities	(8)	33	(41)
Other, net	(27)	(11)	(16)

Net cash provided by operating activities	369	993	(624)

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(46)	(64)	18
Acquisitions	(230)	(16)	(214)
Proceeds from sale of assets	26	20	6
Other, net	4	19	(15)

Net cash used in investing activities	(246)	(41)	(205)

Cash Flows from Financing Activities
Proceeds from issuance of long-term debt	—	1,953	(1,953)
Repayment of long-term debt	(47)	—	(47)
Change in note receivable due from former parent	—	348	(348)
Dividends paid to Idearc stockholders	(200)	—	(200)
Dividends / returns of capital paid to former parent	—	(652)	652
Final distribution to former parent	—	(2,429)	2,429

Net cash used in financing activities	(247)	(780)	533

Increase (decrease) in cash and cash equivalents	(124)	172	(296)
Cash and cash equivalents, beginning of year	172	—	172

Cash and cash equivalents, end of period	$48	$172	$(124)

IDEARC INC.
Multi-Product Advertising Sales
(dollars in millions)

	3 Mos. Ended	3 Mos. Ended	3 Mos. Ended	Year Ended	Year Ended	Year Ended
Unaudited	12/31/07	12/31/06	12/31/05	12/31/07	12/31/06	12/31/05
Net Print Products Revenue(1)	$799	$856	$868	$2,815	$2,939	$3,032
% Change year-over-year	(6.7)%	(1.4)%		(4.2)%	(3.1)%

Net Internet Revenue(2)	75	63	50	285	230	197
% Change year-over-year	19.0%	26.0%		23.9%	16.8%

Net Multi-Product Advertising Sales(3)	$874	$919	$918	$3,100	$3,169	$3,229
% Change year-over-year	(4.9)%	0.1%		(2.2)%	(1.9)%

Notes:

(1)	Net print products revenue represents the total revenue value (less a provision for sales allowances) of directories published that will be amortized over the life of the directories, which is typically 12 months. Directories from preceding periods have been aligned to match the publication schedule of 2007 publications, allowing for a meaningful comparison of current publications to previous publications.

(2)	Net Internet revenue represents total revenue for our fixed-fee and performance-based advertising products less a provision for sales allowances. Fixed-fee advertising includes advertisement placement on our Superpages.com website, and website development and hosting for our advertisers. Revenue from fixed-fee advertisers is recognized monthly over the life of the advertising service. Performance-based advertising revenue is earned when consumers connect with our Superpages.com advertisers by a “click” on their Internet advertising or a phone call to their business. Revenue from performance-based advertising is recognized when there is evidence that qualifying transactions have occurred.

(3)	Net multi-product advertising sales is a statistical measure. It is important to distinguish net multi-product advertising sales from total operating revenue, which on our financial statements is recognized under the deferral and amortization method.

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About Idearc Inc.

Idearc Inc. (NYSE: IAR) delivers products on multiple platforms to help consumers find the information they want, wherever they are. Idearc’s multi-platform of advertising solutions includes Superpages.com®, Superpages MobileSM, Superpages Mobile SM for BlackBerry®, Switchboard.com®, LocalSearch.com, Verizon® Yellow Pages, Verizon® White Pages, smaller-sized portable Verizon® Yellow Pages Companion Directories, Solutions At Hand™ magazine, Solutions at Home™ magazine, and Solutions on the Move™ and Solutions Direct™ direct mail packages. For more information, visit www.idearc.com.
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